UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023 (September 21, 2023)

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 23rd Floor

New York, NY 10022

(703) 992-9325

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2023, Mr. Robert J. Vander Zanden, Chairman of the board of directors (the “Board”) of Dominari Holdings Inc. (the “Company”), notified the Board that he was resigning as a director of the Company, and as Chairman of the Board, effective immediately. As a result of such resignation, Mr. Vander Zanden’s service as a member of the Company’s audit committee and compensation committee were also terminated, effective immediately. Mr. Vander Zanden’s resignation was not the result of any disagreement with management or the Company on any matter relating to the Company’s operations, policies or practices.

Following Mr. Vander Zanden’s resignation from the Board, the Board unanimously appointed Mr. Anthony Hayes, the Company’s Chief Executive Officer, as Chairman, effective September 21, 2023.

The Company plans to replace Mr. Vander Zanden on the audit committee and the compensation committee as soon as practically possible with director(s) each deemed to be “independent,” as defined in Nasdaq Listing Rule 5605(a)(2). The director(s) will also satisfy the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 21, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected Messrs. Gregory Blattner, Paul LeMire, and Kyle Wool to serve as Class III directors of the Company; (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) approved, on a non-binding, advisory basis, the Company’s executive compensation; and (iv) approved, by a non-binding advisory vote, that future non-binding advisory votes on compensation paid by the Company to its named executive officers be held every three years.

Stockholders of record at the close of business on July 27, 2023 (the “Record Date”) were entitled to one vote for each share of common stock, 0.007285 votes per share of Series D convertible preferred stock (“Series D Preferred Stock”) and 0.007285 votes per share of Series D-1 convertible preferred stock (“Series D-1 Preferred Stock”).

On the Record Date, there were 5,345,312 shares of common stock outstanding, 3,825 shares of Series D Preferred Stock outstanding and 834 shares of Series D-1 Preferred Stock outstanding. The amount of issued and outstanding shares of common and preferred stock present at the Annual Meeting was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Messrs. Gregory Blattner, Paul LeMire, and Kyle Wool were elected to serve as Class III directors of the Company for a term expiring at the 2026 annual meeting of stockholders or until their successors are elected and qualified. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Gregory James Blattner	1,592,087	333,327	-
Paul LeMire	1,622,014	303,400	-
Kyle Wool	1,601,962	323,452	-

Total:	4,816,063	960,179	994,504

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
2,817,343	55,689	46,866

Proposal No. 3 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,501,174	411,902	12,338	994,504

Proposal No. 4 – Approval, by non-binding advisory vote, for the frequency of future non-binding advisory votes on executive compensation

The Company’s stockholders recommended, on a non-binding advisory basis, three (3) years as the frequency with which the Company should hold future non-binding advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”). The voting results were as follows:

One Year	Two Years	Three Years	Abstentions
597,276	5,813	1,293,210	29,115

 Consistent with a majority of the votes cast with respect to this proposal and with the recommendation of the Board, the Company will hold Say-on-Pay Votes every three years, unless the Board determines, in its discretion, to hold votes on a different frequency. The next non-binding advisory vote regarding the frequency of the Say-on-Pay Vote is required to occur no later than the annual meeting occurring six years after the Annual Meeting, which will be the Company’s 2029 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2023	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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